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                                  EXHIBIT 23.3

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RP{Reg TM] FINANCIAL, LC.
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Financial Services Industry Consultants


                                                       October 13, 2004


Board of Directors
Lincoln Park Bancorp, MHC
Lincoln Park Bancorp
Lincoln Park Savings Bank
Lincoln Park Savings and Loan Association
31 Boonton Turnpike
Lincoln Park, New Jersey  07035-1790

Members of the Boards of Directors:

     We hereby consent to the use of our firm's name in the Form MHC-1 and MHC-2, and any amendments thereto, and in the Registration Statement on Form SB-2, and any subsequent amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Lincoln Park Bancorp.

                                                       Sincerely,


                                                   /s/ RP[Reg TM] FINANCIAL, LC.
                                                   -----------------------------
                                                       RP[Reg TM] FINANCIAL, LC.


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Rosslyn Center                                         Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210                      Fax No.: (703) 528-1788
Arlington, VA 22209                                Toll-Free No.: (866) 723-0594
www.rpfinancial.com                                 E-Mail: mail@rpfinancial.com

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